Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Richard G. Smith	Leslie Loyet
Chief Financial Officer	Analyst Inquiries
(773) 380-6587	(312) 640-6672
rsmith@deerfieldcapital.com	lloyet@frbir.com

FOR IMMEDIATE RELEASE

FRIDAY, APRIL 20, 2007

DEERFIELD TRIARC CAPITAL CORP. ENTERS INTO DEFINITIVE
AGREEMENT TO PURCHASE DEERFIELD & COMPANY LLC

•	Internalizes investment manager and aligns interests
•	Diversifies and expands revenue and fee income stream
•	Opportunity for more efficient/lower cost operating structures
•	Opportunity for greater access to new capital and talent
•	Immediately accretive to adjusted cash earnings

CHICAGO, April 20, 2007 -- Deerfield Triarc Capital Corp. (NYSE: DFR), announced today that it has entered into a definitive agreement to acquire Deerfield & Company LLC (“Deerfield”) from Triarc Companies, Inc. (NYSE: TRY, TR.B or “Triarc”), which owns a controlling interest in Deerfield, and its other members for an aggregate consideration of approximately $290 million, consisting of approximately 9,635,000 million shares of DFR common stock having a current value of approximately $145 million and $145 million in cash. Deerfield, which is DFR’s external manager, is a

Chicago-based registered investment advisor with offices in New York and London that specializes in credit and structured investment solutions and products.

By acquiring Deerfield, DFR will internalize its investment manager, which will enhance the efficiency of its cost structure. In Deerfield, DFR is acquiring a leading fixed income asset manager with approximately $13 billion under management and a diversified revenue and fee income stream. These factors are expected to create the potential for significant capital appreciation for DFR shareholders through increased earnings, higher return on equity (ROE) and multiple expansion. Finally, Deerfield’s brand positioning as an alternative investment manager should be enhanced by the combination, thereby providing DFR with greater access to two key business ingredients: additional capital and new talent.

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Jonathan Trutter, Chief Executive Officer, Robert Grien, President and Richard Smith, Chief Financial Officer, will continue in their current roles at DFR. Members of Deerfield’s senior management team are also expected to remain with the combined company. When combined, DFR and Deerfield are expected to have approximately 148 employees, including over 47 investment professionals.

In addition, immediately prior to the DFR Board’s consideration of the proposed acquisition, Nelson Peltz, Chairman of the Board of DFR and Chairman and Chief Executive Officer of Triarc, while remaining on DFR’s Board, resigned as Chairman of DFR reflecting the fact that he did not play a role in negotiating the transaction for DFR.

Peter Rothschild was appointed Chairman of the Board of DFR. Peter served as Chair of the DFR special committee comprised solely of independent directors that negotiated and approved the transaction on behalf of DFR.

Peter commented, “The acquisition of Deerfield is expected to be immediately accretive to adjusted cash earnings and represents a great opportunity for DFR. We believe that by internalizing our manager, we will be able to build incremental revenue streams and help significantly drive our profitability and, thus, better reward shareholders.”

Gregory Sachs, Deerfield’s Chairman and Chief Executive Officer, added: “Deerfield has a history of innovation in the fixed income markets. Our team looks forward with great enthusiasm to creating more value for shareholders through a combination with DFR.”

The transaction, which is expected to close during the 2007 third quarter, is subject to customary closing conditions, including, without limitation, the receipt by DFR of financing for the cash portion of the purchase price and related transaction costs, receipt of certain third party consents and other conditions set forth in the definitive agreement, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Deerfield has the right to terminate the definitive agreement if DFR does not deliver by May 19, 2007 financing commitments for the transaction in form and substance reasonably satisfactory to Deerfield. In addition, the transaction is subject to approval by DFR stockholders representing (1) a majority of the votes cast at a meeting to approve the transaction and (2) a majority of the votes cast by stockholders not affiliated with Deerfield. A stockholders’ vote on the proposed transaction is expected to be held during the 2007 third quarter. When the transaction closes, DFR will discontinue the use of “Triarc” in its name.

Financial advisors for the DFR Special Committee were Bear, Stearns & Co. Inc. and Houlihan Lokey Howard & Zukin, each of which provided a fairness opinion on the Deerfield acquisition. Weil Gotshal & Manges LLP acted as counsel to the DFR Special Committee.

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Conference Call

DFR will host a listen-only conference call on Friday, April 20, at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to access the call by dialing 888-694-4641. To participate on the webcast, log on to the company's website at www.deerfieldtriarc.com or www.earnings.com 15 minutes before the call to download the necessary software. A presentation will also be available on DFR’s website under “Stockholder Info.”, “Presentations & Supplemental Info.”

About the Company

DFR is a diversified financial company formed to invest in real estate-related securities and various other asset classes. DFR has elected and intends to continue to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Our objective is to provide attractive returns to investors through a combination of dividends and capital appreciation, which DFR intends to achieve by opportunistically investing in financial assets and to construct an investment portfolio appropriately leveraged to seek attractive risk-adjusted returns.

The targeted asset classes for DFR are as follows:

Asset Class	Principal Investments
Real Estate-Related Securities	Residential mortgage-backed securities, or RMBS
Commercial mortgage-backed securities, or CMBS

Other Asset-backed Securities, or ABS	Collateralized debt obligations, or CDOs Consumer ABS

Loans and Related Derivatives	Senior Secured and Unsecured Loans Credit Default Swaps on Senior Secured Loans

Leveraged Finance Instruments	Corporate Mezzanine Loans
High Yield Corporate Bonds
Distressed and Stressed Debt Securities
Private Equity Investments

In addition, DFR may invest opportunistically in other types of investments, including investment grade corporate bonds and related derivatives, government bonds and related derivatives, and other fixed income related instruments.

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Notes To Press Release

The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Deerfield Triarc Capital Corp. (“Deerfield Triarc” or the “company”) and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements related to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward- looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include higher than expected prepayment rates on the mortgages underlying our mortgage securities holdings; our inability to obtain favorable interest rates or margin terms on the financing that we need to leverage our mortgage securities and other positions; increased rates of default on our loan portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans; flattening or inversion of the yield curve (short term rates increasing at greater rate than longer term rates), reducing our net interest income on our financed mortgage securities positions; our inability adequately to hedge our holdings sensitive to changes in interest rates; narrowing of credit spreads, thus decreasing our net interest income on future credit investments (such as bank loans); changes in REIT qualification requirements, making it difficult for us to conduct our investment strategy; lack of availability of qualifying real estate-related investments; disruption in the services we receive from our Manager, such as loss of key portfolio management personnel; our inability to continue to issue collateralized debt obligation vehicles (which can provide us with attractive financing for our debt securities investments); adverse changes in accounting principles, tax law, or legal/regulatory requirements; competition with other REITs for investments with limited supply; changes in the general economy or the debt markets in which we invest; and other risks and uncertainties disclosed from time to time in our filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal

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securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, the company will file a proxy statement with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The definitive proxy statement will be mailed to the company's stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the company with the SEC free of charge at the SEC's Web site www.sec.gov or from Deerfield Triarc Capital Corp., Attn: Investor Relations, One O'Hare Center, 9th Floor, 6250 North River Road. Rosemont, Illinois 60018.USA, 773-380-1600.

Participants in the Solicitation

The company's directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the company in favor of the proposed merger.

Information about the company and its directors and executive officers, and their ownership of the company's securities, will be set forth in the aforementioned proxy statement. Additional information regarding the interests of those persons may be obtained by reading the proxy statement related to the merger when it becomes available.

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